Exhibit 99.1

Contact:

Steve Mayer

Burr, Pilger & Mayer LLP

415-421-5757

hearme@bpmllp.com

HearMe Announces the Status of Certain Activity in Liquidation

San Francisco, CA – (July 12, 2004) – HearMe (HEARZ.PK) (“HearMe” or the “Company”) today announced certain updated information relating to the Company’s cash position and reserves for estimated future liquidation expenses as of May 31, 2004, as well as information regarding the status of certain litigation.

Liquidating Distributions and Reserves

The Company currently expects that it will make a single final liquidating distribution in late November 2004, which is the end of the three-year wind-down period mandated under Delaware law.  Although the Company is unable to predict with certainty the amount of this final liquidating distribution, based on information currently available, the Board of Directors expects this distribution to be in the approximate range of $.04 to $.05 per share.  Numerous factors could cause the actual amount of this distribution to fall outside this range or for there to be no distribution, and the actual distribution amount will depend upon the amount of cash available.  In addition, the timing of the distribution could potentially be delayed at the discretion of the Board of Directors if circumstances so dictate.  An initial cash distribution of $0.18 per share, totaling approximately $5,113,000, was made to stockholders of record as of the final record date on or about March 12, 2002.  The proportionate interests of all of the stockholders of the Company have been fixed on the basis of their respective stock holdings at the close of business on the final record date, November 26, 2001, and after such date, any distributions made by the Company shall be made solely to stockholders of record on the close of business on the final record date, except to reflect permitted transfers.  The number of outstanding shares of the Company’s common stock outstanding on November 26, 2001, the date on which the Company closed its stock transfer books and discontinued recording transfers, was 28,402,908.

As of May 31, 2004, the Company’s material assets consisted of approximately $1,832,000 in cash and cash equivalents.  The Company’s estimated future cost of liquidation, consisting of the reserves established by the Company for costs to be incurred and potential claims, liabilities and contingencies during the liquidation period, at December 31, 2003 was $985,000.  The estimated future cost of liquidation as of May 31, 2004 was approximately $410, 000, as detailed below (dollars in thousands):

Estimated Future Liquidation Expenses	December 31, 2003	Adjustments	Cash Paid	May 31, 2004

Contract settlement (1)	$595	$(408)	$(37)	$150
Legal (2)	167	(126)	(6)	35
Management fee (3)	223	33	(31)	225

	$985	$(501)	$(74)	$410

(1)          Contract settlement reserves are comprised of anticipated costs to be incurred with the settlement of the Company’s New York lease.

(2)          Reserves for general legal expenses to be incurred in the final wind down of the Company.

(3)          The fees are estimated to be incurred in conjunction with accounting services, and storage of records, bonuses to the transition team, and final costs related to any shareholder distributions.

Litigation Matters

Promissory Notes and Related Litigation

On October 29, 2002, HearMe filed complaints in the Superior Court of California in the County of Santa Clara against seven individuals (including certain former officers and directors of the Company) (the “Debtors”), seeking payment of an aggregate of $1,243,795.77 in outstanding principal and interest under promissory notes held by the Company from the Debtors (the “Notes”), as well as certain additional interest payments and reimbursement of costs and expenses of collection, including attorneys’ fees.  The Notes are all past due, and the Debtors are in default thereunder.  The Notes were executed and delivered by the Debtors as of various dates ranging from January 1998 to April 1999 as consideration for the purchase from the Company of shares of the Company’s common stock (the “Shares”).  In February 2003, the Company was served with answers to its complaints from six of these defendants, each of whom also filed a cross-complaint against HearMe.  In the cross-complaints, the defendants asserted various causes of action, including breach of contract, securities fraud, illegal sale of securities, intentional misrepresentation and negligent misrepresentation, among others, and allege, among other things, that (i) such defendants were coerced by the Company into buying the Shares, (ii) such defendants were informed by the Company that the Notes would be forgiven if the Company’s business did not succeed, (iii) the Shares were sold without registration or qualification under federal and state securities laws, or a valid exemption therefrom, and (iv) such defendants were coerced by the Company into not selling the Shares.  Each of these defendants has asserted approximate damages in excess of $216,000, plus costs and punitive damages, as well as rescission of the purchase of the Shares.  The Company engaged in settlement discussions with the defendants and has entered into settlement agreements with each of the seven defendants, resulting in aggregate payments to HearMe of $111,250.  The lawsuits with each of the defendants has been, or is in the process of being, dismissed.

The Company also has other outstanding promissory notes due and payable from other former employees, which promissory notes also related to the purchase of shares of the Company’s common stock, consisting of an aggregate of approximately $100,000 in principal and accrued interest as of May 31, 2004.  The Company does not consider the uncollected amounts of these other notes to be collectible in a cost-effective manner.

New York Lease Litigation

On November 19, 2001, the Company was served with a complaint filed by Michael Ring and Frank Ring against the Company and GameSpy Industries, Inc. (“GameSpy”) in the New York Supreme Court (the trial court), County of New York, alleging breach of a written lease relating to a facility in New York, New York which had been assigned to GameSpy, and seeking damages of approximately $197,000 plus attorneys’ fees.  In December 2001, the Company removed this matter to Federal District Court in New York and filed its Answer and Counterclaim, denying the Plaintiffs’ allegations.  Motions for Summary Judgment were filed by the parties in December 2003.  A Final Judgment was entered by the Court on May 4, 2004, and on June 2, 2004, the Plaintiffs filed a Notice of Appeal.  The Company has also filed a Cross-Notice of Appeal.

Although the Company intends to defend this matter vigorously through the appellate process, the Company does not believe its ultimate resolution will have a material adverse effect on the Company’s financial condition and funds potentially available for distribution in dissolution.  Accordingly, the Company has reserved $150,000 for the defense and/or settlement of this matter.

Additional Information

For more information on other matters relating to the Company, see the Company’s filings with the Securities and Exchange Commission (“SEC”).

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Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements and may include words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends” and similar expressions.  These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or forecasted in such forward-looking statements.  No assurance can be given that the wind-down of HearMe will result in any remaining capital for distribution to stockholders.  HearMe may not be able to negotiate a settlement of all of its obligations to creditors.  Other potential risks and uncertainties include, without limitation: uncertainty relating to the amount or timing of any distributions to stockholders; the liability of HearMe’s stockholders for HearMe’s liabilities in the event contingency reserves are insufficient to satisfy remaining liabilities; litigation that may arise as a result of HearMe’s plan to wind down its operations; the impact of HearMe’s decision to cease filing periodic reports, or of any decision by HearMe to reinitiate filings of such reports; and actions taken by the SEC or other parties relating to HearMe’s determination.  Certain of these and other risk factors are described in detail in HearMe’s filings with the SEC.  HearMe does not undertake any obligation to publicly update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.